Exhibit 10.EE




                             DONALDSON COMPANY, INC.
                  DEFERRED COMPENSATION AND 401(K) EXCESS PLAN
                               (2005 RESTATEMENT)


             As Amended and Restated Effective as of January 1, 2005

                             DONALDSON COMPANY, INC.
                  DEFERRED COMPENSATION AND 401(K) EXCESS PLAN
                               (2005 RESTATEMENT)


                                TABLE OF CONTENTS

                                                                            PAGE


SECTION 1.            HISTORY AND PURPOSE......................................1

                      1.1.     History
                      1.2.     Purpose
                      1.3.     Relation to Master Stock Plans

SECTION 2.            DEFINITIONS..............................................2

                      2.1.     Account
                      2.2.     Affiliate
                      2.3.     Base Salary
                      2.4.     Beneficiary
                      2.5.     Board
                      2.6.     Change of Control
                               2.6.1.  Affiliate
                               2.6.2.  Beneficial Owner
                               2.6.3.  Exchange Act
                               2.6.4.  Person
                      2.7.     Code
                      2.8.     Committee
                      2.9.     Company
                      2.10.    Company Credit
                      2.11.    Deferral Credit
                      2.12.    Disability, Disabled
                      2.13.    Effective Date
                      2.14.    Eligible Employee
                      2.15.    ERISA
                      2.16.    401(k)-ESOP Plan
                      2.17.    Participant
                      2.18.    Performance Cash
                      2.19.    Performance Share
                      2.20.    Plan

                      2.21.    Plan Year
                      2.22.    Post-Termination Bonus Matching Credit
                      2.23.    Profit Sharing Credit
                      2.24.    Restoration Matching Credit
                      2.25.    Restricted Stock
                      2.26.    Restricted Stock Deferral Credits
                      2.27.    Termination of Employment
                      2.28.    Valuation Date
                      2.29.    Vested
                      2.30.    Year of Service

SECTION 3.            PARTICIPATION............................................8

                      3.1.     Enrollment and Eligibility Requirements
                      3.2.     Termination of Participation
                      3.3.     Overriding Exclusion

SECTION 4.            DEFERRED COMPENSATION AMOUNTS...........................10

                      4.1.     Minimum/Maximum Deferrals
                      4.2.     Election to Defer
                      4.3.     401(a)(17) Excess Deferral Credits
                      4.4.     Performance Share Deferral Credits
                      4.5.     Restricted Stock Deferral Credits
                      4.6.     Company Credits
                      4.7.     Vesting
                      4.8.     Reduction for Tax Withholding

SECTION 5.            TIME AND MANNER OF PAYMENTS.............................14

                      5.1.     Time of Payment
                      5.2.     Manner of Payment
                      5.3.     Changes in Time and Manner of Payment
                      5.4.     Hardship Distributions
                               5.4.1.    When Available
                               5.4.2.    Purposes
                               5.4.3.    Suspension
                               5.4.4.    Limitations
                      5.5.     Change of Control Distributions
                      5.6.     Death Benefit
                      5.7.     Beneficiary Designation

SECTION 6.            DEFERRED COMPENSATION ACCOUNT...........................18

                     6.1.     Participant Accounts
                     6.2.     Investment of Accounts
                     6.3.     Assumption of Risk
                     6.4.     Charges Against Accounts

SECTION 7.           FUNDING.................................................19

                     7.1.     Funding
                     7.2.     Corporate Obligation

SECTION 8.           FORFEITURE OF BENEFITS..................................20


SECTION 9.           ADMINISTRATION..........................................21

                     9.1.     Authority
                     9.2.     Liability
                     9.3.     Procedures
                     9.4.     Claim for Benefits
                     9.5.     Claims Procedure
                              9.5.1.   Original Claim
                              9.5.2.   Claims Review Procedure
                              9.5.3.   General Rules
                     9.6.     Payments upon Imposition of Federal or State Taxes
                     9.7.     Legal Fees
                     9.8.     Errors in Computations

SECTION 10.          MISCELLANEOUS...........................................24

                     10.1. Not an Employment Contract
                     10.2. Nontransferability
                     10.3. Tax Withholding
                     10.4. Expenses
                     10.5. Governing Law
                     10.6. Amendment and Termination
                     10.7. Rules of Interpretation

                             DONALDSON COMPANY, INC.
                  DEFERRED COMPENSATION AND 401(K) EXCESS PLAN
                               (2005 RESTATEMENT)


                                   SECTION 1

                               HISTORY AND PURPOSE

1.1. HISTORY. Since December 21, 1997, Donaldson Company, Inc. has maintained an unfunded, nonqualified deferred compensation for a select group of highly compensated employees, known as the "DONALDSON COMPANY, INC. DEFERRED COMPENSATION AND 401(k) EXCESS PLAN." The Plan, in its most current amended and restated form, is maintained under a document effective January 1, 2004 (the "Prior Plan Statement"). Effective as of January 1, 2005, Donaldson Company, Inc. hereby amends and restates the Plan in the manner hereinafter set forth. Credits made to the Plan which relate entirely to services performed on or before December 31, 2004 shall continue to be governed under the terms of the Prior Plan Statement. Credits which relate all or in part to services performed on or after January 1, 2005 shall be made subject to the terms of this Plan statement, the terms of which are intended to comply with the deferred compensation provisions in the American Jobs Creation Act of 2004.

1.2. PURPOSE. The purposes of this Plan are to enable the Company to supplement the benefits for a select group of management or highly compensated employees under the Donaldson Company, Inc. Retirement Savings and Employee Stock Ownership Plan which will be reduced because of the compensation limitation under section 401(a)(17) of the Code; to provide a means whereby certain amounts payable by the Company to a select group of management or highly compensated employees may be deferred to some future period; and to attract and retain certain executive employees of outstanding competence.

1.3. RELATION TO MASTER STOCK PLANS. All benefits provided by this Plan that are attributable to Long Term Incentive and Restricted Stock Deferral Credits are subject to any applicable terms, conditions and restrictions required by the Donaldson Company, Inc. 2001 Master Stock Incentive Plan. Benefits attributable to Company Credits which are paid in the form of Common Stock are subject to any applicable terms, conditions and restrictions required by the Donaldson Company, Inc. 2001 Master Stock Incentive Plan.

                                   SECTION 2

                                  DEFINITIONS

The following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context. Any masculine terminology used in the Plan shall also include the feminine gender and the definition of any terms in the singular shall also include the plural.

2.1. ACCOUNT -- the deferred compensation account established under this Plan for a Participant pursuant to Section 6.1.

2.2. AFFILIATE -- a business entity which is under "common control" with the Company or which is a member of an "affiliated service group" that includes the Company, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Committee may, in its discretion, designate as an Affiliate any business entity which is not such a "common control" or "affiliated service group" business entity but which is otherwise affiliated with the Company, subject to such limitations as the Committee may impose.

2.3. BASE SALARY -- the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, profit sharing contributions, stock options, relocation expenses, incentive payments, non-monetary awards, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee. In no event shall Base Salary include any amounts payable to the Participant prior to the commencement of his or her participation in this Plan.

2.4. BENEFICIARY -- any person or entity validly designated by the Participant in accordance with Section 5 to receive the benefits, if any, payable from the Participant's Account after the Participant's death. Designated persons or entities shall not be considered Beneficiaries until the death of the Participant.

2.5. BOARD -- the Board of Directors of the Company.

2.6. CHANGE OF CONTROL -- a "Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

     (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

     (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

     (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Solely for purposes of this Section 2.5, the following words and phrases shall have the following meanings:

     2.6.1. AFFILIATE -- an "affiliate" within the meaning of Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     2.6.2. BENEFICIAL OWNER -- a "beneficial owner" within the meaning of Rule 13d-3 under the Exchange Act.

     2.6.3. EXCHANGE ACT -- the Securities Exchange Act of 1934, as amended from time to time.

     2.6.4. PERSON -- a "person" within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.7. CODE -- the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

2.8. COMMITTEE -- the Human Resources Committee of the Board of Directors of the Company.

2.9. COMPANY -- Donaldson Company, Inc. and, except in determining under
Section 2.6 hereof whether or not any Change of Control has occurred, shall include any successor by merger, purchase or otherwise.

2.10. COMPANY CREDIT -- any amount credited to an Eligible Employee in accordance with Section 4.6. Company Credits include Restoration Matching Credits, Post-Termination Bonus Matching Credits and Profit Sharing Credits.

2.11. DEFERRAL CREDIT -- any amount credited to an Eligible Employee in accordance with Sections 4.1, 4.2, 4.3, 4.4 or 4.5.

2.12. DISABILITY, DISABLED -- a physical or mental impairment which constitutes total and permanent disability and during which the Eligible Employee is not receiving any payments of an Early Retirement Pension or a Vested Benefit under the Donaldson Company, Inc. Salaried Employees' Pension Plan (1997 Restatement) (as amended from time to time), and the Eligible Employee either:

     (a) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; or

     (b) is eligible to receive and is actually receiving (after the applicable waiting period) benefits under the federal Social Security Act as in effect at the time of the Disability.

Notwithstanding the foregoing, the terms Disability and Disabled shall at all times be interpreted in a manner so as not to violate section 409A of the Internal Revenue Code.

2.13. EFFECTIVE DATE -- December 21, 1997, the original effective date of the Plan. Except as otherwise explicitly provided herein, this amended and restated Plan document is effective as of January 1, 2005.

2.14. ELIGIBLE EMPLOYEE -- unless the Committee determines otherwise, each individual described in (a) or (b) below shall be an Eligible Employee to the extent and subject to the limitations specified:

     (a) OFFICERS. Each person who has been designated as an officer of the Company by the Company's board of directors shall be an Eligible Employee until such person ceases to be such an officer.

     (b) EXECUTIVE EMPLOYEES. For purposes of Sections 4.3 only, each executive employee of the Company or its Affiliates, other than an officer described in (a) above, whose Recognized Compensation for a Plan Year has exceeded the annual compensation limit then in effect under Code section 401(a)(17) for
          such Plan Year shall become an Eligible Employee beginning with the immediately following Plan Year. Such an executive employee shall cease to be an Eligible Employee upon the employee's Termination of Employment, death or Disability, whichever happens first.

2.15. ERISA -- the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA. Any reference in this Plan to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

2.16. 401(K)-ESOP PLAN -- the tax-qualified, profit sharing and employee stock ownership plan known as the "Donaldson Company, Inc. Retirement Savings and Employee Stock Ownership Plan (2004 Restatement)."

2.17. PARTICIPANT -- an Eligible Employee or a former Eligible Employee of the Company or its Affiliates who has any amount credited to his or her Account in this Plan.

2.18. PERFORMANCE CASH -- any performance-based cash compensation (not including Base Salary) earned by a Participant under any Company's annual or long-term bonus and incentive plans for services rendered during a performance period of at least 12 months, as further specified on an election form approved by the Committee in its sole discretion.

2.19. PERFORMANCE SHARE -- any long-term performance share awarded under the Donaldson Company, Inc. Long-Term Compensation Plan and which is subject to the terms, conditions and restrictions required by the Donaldson Company, Inc. Qualified Performance Based Compensation Plan and the Donaldson Company, Inc. 2001 Master Stock Incentive Plan.

2.20. PLAN -- the Donaldson Company, Inc. Deferred Compensation and 401(k) Excess Plan as set forth herein, and as the same may be amended from time to time.

2.21. PLAN YEAR -- the twelve (12) consecutive month period ending on any December 31.

2.22. POST-TERMINATION BONUS MATCHING CREDIT -- any amount credited to an Eligible Employee in accordance with Section 4.6(b).

2.23. PROFIT SHARING CREDIT -- any amount credited to an Eligible Employee in accordance with Section 4.6(c).

2.24. RESTORATION MATCHING CREDIT -- any amount credited to an Eligible Employee in accordance with Section 4.6(a).

2.25. RESTRICTED STOCK -- restricted stock awarded to an Eligible Employee under the Donaldson Company, Inc. 2001 Master Stock Incentive Plan, or any subsequent stock compensation plan maintained by the Company.

2.26. RESTRICTED STOCK DEFERRAL CREDITS -- any amount credited to an Eligible Employee in accordance with Section 4.5.

2.27. TERMINATION OF EMPLOYMENT -- the complete separation from service (as that term is defined under Section 409A of the Code) with the Company and all Affiliates for any reason other than the employee's death or Disability.

2.28. VALUATION DATE -- for Plan Years beginning on or after August 1, 2000, each December 31 and each other day that the New York Stock Exchange is open and conducting business, or such other date or dates as the Committee may establish.

2.29. VESTED -- nonforfeitable.

2.30. YEAR OF SERVICE -- a one-year period of employment with the Company in which the Participant completes at least 1,000 hours of service.

                                   SECTION 3

                                 PARTICIPATION

3.1. ENROLLMENT AND ELIGIBILITY REQUIREMENTS.

     (a) As a condition to participation, each Eligible Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Committee an election form and a beneficiary designation form prior to the first day of such Plan Year, or such other earlier deadline as may be established by Committee in its discretion. In addition, the Committee may establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

     (b) An Eligible Employee who first becomes eligible to participate in this Plan after the first day of a Plan Year must complete these requirements within 30 days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee in its discretion, in order to participate for that Plan Year. In such event, such person's participation in this Plan shall not commence earlier than 30 days after he or she first becomes eligible to participate in the Plan, and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary, Performance Cash, Performance Shares or Restricted Stock that are paid with respect to services performed prior to his or her participation commencement date, except to the extent permissible under section 409A of the Code and related Treasury guidance or regulations thereunder.

     (c) Each Eligible Employee who is eligible to participate in the Plan shall commence participation in the Plan only after the Eligible Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period.

3.2. TERMINATION OF PARTICIPATION. A person shall cease to be a Participant as soon as all amounts credited to the Participant's Account have been paid in full.

3.3. OVERRIDING EXCLUSION. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for the employee or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate AB INITIO and upon demand such person shall be obligated to reimburse the Company for all amounts erroneously paid to him or her.

                                   SECTION 4


                          DEFERRED COMPENSATION AMOUNTS

4.1. MINIMUM/MAXIMUM DEFERRALS. For each Plan Year, an Eligible Employee may elect to defer Base Salary, Performance Cash, Performance Shares and/or Restricted Stock in the following minimum and up to the following maximum amounts for each deferral elected:

        ------------------------------------------------------------
              CASH COMPENSATION                    DEFERRAL AMOUNT
        ------------------------------------------------------------
          Base Salary                                 1% - 75%
        ------------------------------------------------------------
          Performance Cash                            1% - 100%
        ------------------------------------------------------------


        ------------------------------------------------------------
             EQUITY COMPENSATION                   DEFERRAL AMOUNT
        ------------------------------------------------------------
          Performance Shares                          1% - 100%
        ------------------------------------------------------------
          Restricted Stock                            1% - 100%
        ------------------------------------------------------------

If, prior to the beginning of a Plan Year, an Eligible Employee has made an election for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero. If, at any time after the beginning of a Plan Year, an Eligible Employee has deferred less than the stated minimum amounts for that Plan Year, any amount credited to the Eligible Employee's Account for that Plan Year shall be distributed to the Participant within sixty (60) days after the last day of the Plan Year. Notwithstanding the foregoing, if an Eligible Employee who first becomes a Participant after the first day of a Plan Year, the maximum deferral shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits an a deferral election to the Committee for acceptance.

4.2. ELECTION TO DEFER.

     (a) FIRST PLAN YEAR OF ELIGIBILITY. In connection with an Eligible Employee's commencement of participation in the Plan, the Eligible Employee shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the election form must be completed and timely delivered to the Committee and accepted by the Committee within thirty (30) days after the Participant first becomes eligible to participate in the Plan.

     (b) SUBSEQUENT PLAN YEARS. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new election form to the Committee, in accordance with the terms of the Plan, before the end of the Plan Year preceding the Plan Year for which the election is made. If no such election form is timely delivered for a Plan Year, the deferral election shall be zero for that Plan Year.

     (c) PERFORMANCE-BASED COMPENSATION. Notwithstanding the foregoing, an irrevocable deferral election pertaining to Performance Cash, Performance Shares or other performance pay which qualifies as "performance-based compensation" may be made by timely delivering an election form to the Committee, in accordance with the terms of the Plan, no later than six months before the end of the performance period. "Performance-based compensation" shall be compensation based on services performed over a period of at least twelve (12) months, in accordance with section 409A of the Code and related guidance. For this purpose, Restricted Stock does not qualify as "performance-based compensation" unless subject to a performance-based vesting condition or as otherwise qualified under section 409A of the Code and related guidance.

     (d) RESTRICTED STOCK SUBJECT TO TIME-BASED VESTING. Notwithstanding the foregoing, an irrevocable deferral election pertaining to Restricted Stock subject to a time-based forfeiture condition requiring the Eligible Employee's continued services for a period of at least twelve
          (12) months from the date of grant may be made by timely delivering an election no later than thirty (30) days after the grant date, and at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

4.3. 401(A)(17) EXCESS DEFERRAL CREDITS. In addition to or in lieu of a Base Salary or Performance Cash deferral election, an Eligible Employee may make a separate election (subject to the minimum and maximum limitations in Section 4.1 above) to defer only from the Participant's Base Salary and Performance Cash in excess of the annual compensation limit in effect for the Plan Year under section 401(a)(17) of the Code. Such election shall be made in accordance with the timing requirements required under Section 4.2 above (including, but not limited to, the requirement under Section 4.2(c) that any deferral of Performance Cash be made no later than six months before the end of the applicable performance period).

4.4. PERFORMANCE SHARE DEFERRAL CREDITS.

     (a) STOCK UNITS. After the end of the performance period applicable to a Performance Share (the "Incentive Cycle"), the Participant's Account shall be credited with a number of Stock Units equal to the number of shares of common stock of the Company ("Common Stock") deferred by the Participant.

     (b) ADJUSTMENT. In the event of any change in the outstanding shares of Common Stock by reason of any stock split or stock dividend in the form of a split, the Committee shall adjust the number of Stock Units in a Participant's Account so that such number equals the number of Stock Units in the Account prior to the event, multiplied by a fraction, the denominator of which is the number of Stock Units in the Account prior to the event, and the numerator of which is the number of shares of Common Stock the Participant would have had after the event if the Participant had shares of Common Stock immediately prior to the event equal in number to the number of Stock Units in the Participant's Account immediately prior to the event. In the event of any dividend (other than a stock dividend in the form of a split), recapitalization, merger, consolidation, spinoff, reorganization, combination or exchange of shares or other similar corporate change, then if the Committee, or the board of directors of a successor corporation, shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of Stock Units then held in the Participant's Account, such adjustment shall be made by the Committee or said board and shall be conclusive and binding for all purposes of the Plan.

     (c) DIVIDEND UNITS. The number of Stock Units in a Participant's Account shall be automatically increased as of each Common Stock dividend payment date in an amount equal to the number of shares of Common Stock that could be purchased on such dividend payment date with the cash dividends that would be paid on a number of shares of Common Stock equal to the number of Stock Units in the Participant's Account on the record date for such dividend.

4.5. RESTRICTED STOCK DEFERRAL CREDITS.

     (a) STOCK UNITS. As of the date on which the restrictions applicable to Restricted Stock would otherwise lapse (the "Lapse Date"), the Eligible Employee's Account shall be credited with a number of Stock Units equal to the number of shares of Restricted Stock subject to the Eligible Employee's deferral election.

     (b) DIVIDENDS AND ADJUSTMENTS. Stock Units credited to a Participant's Account under this Section 4.5 shall be increased due to cash dividends and subject to adjustment as provided in subsections (b) and
          (c) of Section 4.4 above.

4.6. COMPANY CREDITS.

     (a) RESTORATION MATCHING CREDITS. An Eligible Employee's Restoration Matching Credit for any Plan Year shall be the amount necessary to make up for the lost share, if any, of fixed matching contributions (but not elective deferred contributions) under Section 3.2 of the 401(k)-ESOP Plan attributable to the Eligible Employee's Base Salary and Performance Cash deferrals under this Plan if they would have otherwise been allocated to the account of the Participant under the 401(k)-ESOP Plan for such Plan Year, without regard to the annual compensation limit then in effect under section 401(a)(17) of the Code. The amount so credited to a Participant under this Plan for any Plan Year (i) may be smaller or larger than the amount credited to any other person and (ii) may differ from the amount credited the Eligible Employee in the preceding Plan Year. The Restoration Matching Credit, if any, shall be credited to the Participant's Annual Account for the applicable Plan Year as soon as administratively practicable after the amount can determined for the applicable Plan Year.

     (b) POST-TERMINATION BONUS MATCHING CREDIT. Notwithstanding the foregoing, any Eligible Employee who retires either during a Plan Year or after the end of a Plan Year in which such Eligible Employee is a Participant in this Plan and who receives a bonus after the end of the Plan Year that was earned in the Plan Year in which such Eligible Employee retired shall receive an additional Post-Termination Bonus Matching Credit of four percent (4%) of the bonus amount in such Eligible Employee's Account.

     (c) PROFIT SHARING CREDITS. The Board may, in its sole discretion, cause the Account of an Eligible Employee to be credited with Profit Sharing Credits for a Plan Year. Such Profit Sharing Credits shall not exceed the amount necessary to make up for the lost share, if any, of profit sharing contributions under Section 3.4 of the 401(k)-ESOP Plan attributable to the Eligible Employee's Base Salary and Performance Cash deferrals under this Plan and the annual compensation limit then in effect under Code section 401(a)(17).

4.7. VESTING. Subject to the forfeiture provisions of Section 8, the Accounts of all Participants shall be 100% Vested at all times.

4.8. REDUCTION FOR TAX WITHHOLDING. Notwithstanding anything in Sections 4.4(a) and 4.5(a) to the contrary, the number of Stock Units credited pursuant to those sections shall be reduced by the number of shares whose aggregate fair market value on the crediting date equals the amount of any taxes that must be withheld at the time of crediting due to the Eligible Employee's deferral election.

                                   SECTION 5

                           TIME AND MANNER OF PAYMENTS

5.1. TIME OF PAYMENT. Payment of a Participant's Account under the Plan will commence as soon as administratively feasible after (but not later than December 31 of the Plan Year in which occurs, or if later, sixty (60) days following) the earliest of the following events:

     (a)  the Participant's death;

     (b)  the Participant's Disability;

     (c) the date that is twenty four (24) months following the Participant's Termination of Employment; or

     (d) a date of distribution selected by the Participant (at the time the Participant first becomes eligible to participate, on a form prescribed by the Committee), which may be:

          (i)  a fixed, specified date (E.G., January 1, 2010); or

          (ii) a date that is a specified number of months after the Participant's Termination of Employment (not to exceed twenty four (24) months); provided, however, that where payment under this paragraph (d)(ii) is made to any "key employee" (as defined under section 409A of the Code) on account of Termination of Employment, such payment shall commence no earlier than six (6) months following a Termination of Employment (or upon the death of the employee, if earlier) if required to comply with section 409A of the Code.

5.2. MANNER OF PAYMENT. A Participant's Account will be paid to the Participant in either a single lump-sum payment or in annual installments of not more than twenty (20) years. The Participant must elect a manner of payment at the time the Participant elects his or her date of distribution pursuant to Section 5.1(d). Notwithstanding the foregoing, the following special rules shall apply:

     (a) in the case of the Participant's death or Disability, payment shall be in a single lump sum;

     (b)  if the Participant's Account upon commencement of distribution under
          Section 5.1 is less then Ten Thousand Dollars ($10,000), payment shall be in a single lump sum; and

     (c) in the event no election was made by the Participant, payment shall be in a single lump sum.

Payment of the portion of a Participant's Account attributable to Deferral Credits other than Performance Shares and Restricted Stock shall be in cash. Payment to a Participant of the portion of the Participant's Account attributable to Performance Shares and Restricted Stock shall be made, net of withholding taxes, exclusively in shares of Common Stock. Payment to a Participant on or after the date certified in writing by the Committee or its delegate as the date on which distributions in stock of the portion of the Participant's Account attributable to Company Credits are administratively feasible shall be made, net of withholding taxes, exclusively in shares of Common Stock. Payment prior to that certified date of such portion of a Participant's Account shall be in cash. For purposes of determining any tax withholding on a payment, the value of Common Stock will be the market price of such Common Stock as of the close of business on the day prior to the date as of which the payment is made.

5.3. CHANGES IN TIME AND MANNER OF PAYMENT. Notwithstanding the foregoing, a Participant who is actively employed by the Company may make a new election that changes the time or form of payment selected pursuant to Section 5.1(d) and
Section 5.2, subject to the following limitations:

     (a) Such election must be submitted to and accepted by the Committee at least twelve (12) months prior to the date a distribution to the Participant would otherwise have been made or commenced;

     (b) The election shall have no effect until at least twelve (12) months after the date on which the election is made;

     (c) The election may change the time when payment shall commence but only if the new date selected by the Participant for commencement shall be a date that is at least five (5) years from the prior date of distribution selected by the Participant;

     (d) The election may reduce or extend the number of installment payments (subject to the limitations in Section 5.2) so long as the initial installment is delayed at least five (5) years from the date distribution would have otherwise commenced; and

     (e)  If the participant changes the time and/or form of payment under this
          Section 5.3, payment shall commence as soon as administratively feasible after (but not later than December 31 of the Plan Year in which occurs, or if later, sixty (60) days following) the earliest of the following events:

          (i)  the Participant's death;

          (ii) the Participant's Disability; or

          (iii) the new date selected by the Participant for commencement.

5.4. HARDSHIP DISTRIBUTIONS.

     5.4.1. WHEN AVAILABLE. A Participant may receive a hardship distribution from the Deferral Credits in his or her Account if the Committee determines that such hardship distribution is for a purpose described in Section 5.4.2 and the conditions in this Section 5.4 have been fulfilled. To receive such a distribution, the Participant must file a written hardship distribution application with the Committee and furnish such documentation as the Committee may require. In the application, the Participant shall specify the basis for the distribution and the dollar amount to be distributed. If such hardship distribution is approved by the Committee, distribution shall be made as soon as administratively feasible (but no more than sixty (60) days) following the approval of a completed application by the Committee. Hardship distributions shall be made in a lump-sum payment of either cash or Common Stock, as required by Section 5.2. The amount of each hardship distribution shall be taken from the portion of the Account attributable to the earliest enrollment (including related earnings) first.

     5.4.2. PURPOSES. Hardship distributions shall be allowed under Section
5.4.1 only if the Participant establishes that the hardship distribution is to be made on account of an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant's spouse, or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

     5.4.3. SUSPENSION. If the Committee approves a Participant's petition for payout, the Participant's deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan within 60 days of the date of such approval.

     5.4.4. LIMITATIONS. The amount of the hardship distribution shall not exceed the amount of the Participant's proven immediate and heavy financial need. A hardship distribution shall not be made after the death of the Participant. The amount of approved hardship distribution shall not exceed the value of the Account. Notwithstanding the foregoing, the Committee, as applicable, shall interpret all provisions relating to suspension and/or payout under this Section 5.4 in a manner that is consistent with section 409A of the Code and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

5.5. CHANGE OF CONTROL DISTRIBUTIONS. Notwithstanding any other provision of this Plan, in the event of a Change of Control, each Participant who incurs a Termination of Employment with the Company for any reason during the two (2) year period following such Change of Control shall receive within ten (10) business days after the date of termination a lump sum payment of the entire balance contained in the Participant's Account; provided, however, that with respect to any Participant who separated from service before the date of a Change of Control, the balance of the Participant's Account shall be paid at the time and in the manner as elected by the Participant under this Section 5 hereof (and shall not be commuted to a lump sum or otherwise accelerated by the Change of Control). Where payment under this Section 5.5 is made to any "key employee" (as defined under section 409A of the Code) on account of Termination of Employment, such payment shall commence no earlier than six (6) months following a Termination of Employment (or upon the death of the employee, if earlier) if required to comply with section 409A of the Code.

5.6. DEATH BENEFIT. In the event of a Participant's death, the Company shall pay the amount of the Participant's Account as of the date of death (as adjusted from time to time pursuant to Section 6.2) in a lump-sum to the Participant's designated Beneficiary as soon as administratively feasible after the Participant's death (but not later than December 31 of the Plan Year in which the Participant's death occurs, or if later, sixty (60) days following such death). Payment to a Participant's designated Beneficiary shall be in cash to the extent the Participant would have been paid in cash, and in Common Stock of the Company (and cash for fractional shares) to the extent the Participant would have been paid in Common Stock.

5.7. BENEFICIARY DESIGNATION. A Participant shall submit to the Company upon initial designation as an Eligible Employee in the Plan, and at such other times as the Participant desires, on a form provided by the Committee, a written designation of the beneficiary or beneficiaries to whom payment of the Participant's Account under the Plan shall be made in the event of the Participant's death. Beneficiary designations shall become effective only when received by the Company. Beneficiary designations first received by the Company after the Participant's death, and any designations in effect at the time a valid subsequent designation is received by the Company, shall be invalid and have no effect. If a Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, the Participant's Account shall be distributed to those persons entitled to receive the Participant's benefit under the Donaldson Company, Inc. Salaried Employees' Pension Plan (1997 Restatement), as amended from time to time.

                                   SECTION 6

                          DEFERRED COMPENSATION ACCOUNT

6.1. PARTICIPANT ACCOUNTS. The Committee shall cause a bookkeeping account to be kept in the name of each Participant which shall reflect the value of the Deferral Credits and Company Credits, and any earnings (including Dividend Units) thereon, credited to a Participant. Deferral Credits shall be credited to a Participant's Account as of the date the amounts deferred otherwise would have become due or payable. Company Credits shall be credited at such times as the Committee shall direct.

6.2. INVESTMENT OF ACCOUNTS. Amounts credited to a Participant's Account, other than those described in Section 4.4, will be adjusted for gains and losses to the same extent that equal amounts would have been adjusted if they had been invested as directed by the Participant in the subfund or subfunds designated by the Committee. Amounts described in Section 4.4 will be adjusted as set forth in that section.

6.3. ASSUMPTION OF RISK. The Participant, by electing to make deferrals under this Plan, assumes all risk in connection with any decrease in value of the Participant's Account.

6.4. CHARGES AGAINST ACCOUNTS. There shall be charged against each Participant's bookkeeping account any payments made to the Participant or the Participant's Beneficiary in accordance with Section 5.

                                   SECTION 7

                                    FUNDING

7.1. FUNDING. The Company and its Affiliates shall be responsible for paying all benefits due hereunder. For the purpose of facilitating the payment of benefits due hereunder, the Company may (but shall not be required to) establish and maintain a grantor trust pursuant to an Agreement between the Company and a trustee selected by the Company; provided, however, that any such grantor trust must be structured so that it does not result in any federal income tax consequences to any Participant until distributions under Section 5 are actually received. The Company may contribute to a grantor trust thereby created such amounts as it may from time to time determine.

7.2. CORPORATE OBLIGATION. Neither the officers nor any member of the Board of Directors of the Company or any of its Affiliates in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at anytime to payments hereunder shall look solely to the assets of the Company and its Affiliates for such payments as an unsecured, general creditor. Nothing herein shall be construed to give a Participant, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Company and its Affiliates in connection with this Plan.

                                   SECTION 8

                             FORFEITURE OF BENEFITS

All unpaid benefits under this Plan accrued under Section 4.6 shall be permanently forfeited if the Committee determines that the Participant, either before or after the Participant's Termination of Employment or Disability, or before the Participant's death:

     (a) engaged in criminal or fraudulent conduct resulting in a hardship to the Company or an Affiliate; or

     (b) breached the Participant's written employment agreement with the Company or an Affiliate.

                                   SECTION 9

                                 ADMINISTRATION

9.1. AUTHORITY. The Plan shall be administered by the Committee, which shall have full discretionary power and authority to administer and interpret the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amount of their respective interests. Except where necessary to comply with applicable corporate or securities law, or applicable rules of the New York Stock Exchange (e.g., with respect to executive officers), the Committee may delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the committee or employees of the Company, such functions assigned to the Committee hereunder as it may from time to time deem advisable. Until withdrawn or redelegated by the Committee, all of the Committee's delegable power and authority under this Section 9.1 shall be deemed delegated to the Company's Vice President in charge of executive compensation, excluding only the power and authority to act in such a way as would materially increase the cost of the Plan.

9.2. LIABILITY. No member of the Committee and no director or member of the management of the Company or its Affiliates shall be liable to any persons for any actions taken under the Plan, or for any failure to effect any of the objective or purposes of the Plan, by reason of insolvency or otherwise.

9.3. PROCEDURES. The Committee may from time to time adopt such rules and procedures as it deems appropriate to assist in the administration of the Plan.

9.4. CLAIM FOR BENEFITS. No employee or other person shall have any claim or right to payment of any amount hereunder until payment has been authorized and directed by the Committee.

9.5. CLAIMS PROCEDURE. Until modified by the Committee, the claims procedure set forth in this Section 9.5 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Plan.

     9.5.1. ORIGINAL CLAIM. Any employee, former employee, or Beneficiary of such employee or former employee may, if the employee, former employee or Beneficiary so desires, file with the Committee a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

     (a)  the specific reasons for the denial,

     (b) the specific references to the pertinent provisions of this Plan on which the denial is based,

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

     (d) an explanation of the claims review procedure set forth in this Section.

     9.5.2. CLAIMS REVIEW PROCEDURE. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days (120) from the date the request for review was filed) to reach a decision on the request for review.

     9.5.3. GENERAL RULES.

     (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

     (b) All decisions on original claims shall be made by the Committee and requests for a review of denied claims shall be made by the Committee.

     (c) The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

     (d) Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

     (e) The decision of the Committee on an original claim or on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

     (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant's representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Company and its Affiliates.

9.6. PAYMENTS UPON IMPOSITION OF FEDERAL OR STATE TAXES. If any Participant is determined to be subject to federal or state income tax on any amount accrued on his or her behalf under this Plan prior to the time of payment hereunder, federal or state taxes attributable to the amount determined to be so taxable shall be distributed by the Plan to such Participant. An amount accrued on his or her behalf under this Plan shall be determined to be subject to federal income tax upon the earliest of:

          (i) a final determination by the United States Internal Revenue Service addressed to the Participant which is not appealed to the courts;

          (ii) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service; or

          (iii) an opinion by the Tax Counsel of the Company, addressed to the Company that, by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts accrued on a Participant's behalf hereunder are subject to federal or state income tax prior to payment.

The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service or by any state revenue authority against any Participant, including attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Internal Revenue Service, by any state revenue authority or by a lower court. The Company also agrees to reimburse any Participant for any interest or penalties in respect of federal or state tax claims hereunder upon receipt of documentation of same.

9.7. LEGAL FEES. If the Company does not pay the benefits required under the terms of the Plan for reasons other than the insolvency of the Company, the Company agrees to reimburse any Participant for all legal fees incurred in enforcing his or her claim to benefits under the Plan.

9.8. ERRORS IN COMPUTATIONS. The Committee shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any Beneficiary to whom such benefit shall be payable, directly or indirectly, to the Committee, and used by the Committee in determining the benefit. The Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

                                   SECTION 10

                                  MISCELLANEOUS

10.1. NOT AN EMPLOYMENT CONTRACT. This Plan is not and shall not be deemed to constitute a contract of employment between the Company and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in the Company's employ or in any way limit or restrict the Company's right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon the employee as a Participant in the Plan.

10.2. NONTRANSFERABILITY. A Participant's rights and interest under the Plan, including amounts payable, may not be assigned, alienated, pledged or transferred except, in the event of a Participant's death to his Beneficiary. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to the Participant or Beneficiary.

10.3. TAX WITHHOLDING. The Company shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Company under applicable law with respect to any amount payable under the Plan. Any cash payable in lieu of fractional shares shall be applied to the payment of tax withholding. The Participant shall not be liable for any tax withholding.

10.4. EXPENSES. All expenses of administering the Plan shall be borne by the Company.

10.5. GOVERNING LAW. Except to the extent that federal law is controlling, the Plan shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota.

10.6. AMENDMENT AND TERMINATION. The Company reserves the power to unilaterally amend this Plan at any time, either prospectively or retroactively or both by action of the Committee. The Committee may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action; provided, however, that the Committee may not amend or terminate the Plan with respect to benefits that have accrued and are vested pursuant to Section 4 in any manner that reduces the amount of such benefits or alters the effect of any participant election previously filed with the Company. No modification of the terms of this Plan shall be effective unless it is in writing and signed on behalf of the Company by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of this Plan shall be effective to amend the Plan.

10.7. RULES OF INTERPRETATION. The titles given to the various sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. This Plan shall be construed and this Plan shall be administered to create an unfunded plan providing deferred compensation to a select group of management or highly compensated employees so that it is exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA and qualifies for a form of simplified, alternative compliance with the reporting and disclosure requirements of Part 1 of Title I of ERISA.